UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 26, 2019

THIRD COAST MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	AMID	New York Stock Exchange[1]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

[1]

On July 23, 2019, the New York Stock Exchange (the “NYSE”) filed a Form 25, Notification of Removal From Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934, with the Securities and Exchange Commission to delist Third Coast Midstream, LLC’s (the “Company”) common units representing limited partner interests from the NYSE. The Company expects the securities to be delisted from the NYSE on August 2, 2019.

Item 1.01 Entry Into a Material Definitive Agreement.

On July 26, 2019, Third Coast Midstream, LLC (f/k/a American Midstream Partners, LP), a Delaware limited liability company (the “Company”), entered into that certain Fifth Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) with American Midstream, LLC, a Delaware limited liability company (the “AMID Borrower”), Blackwater Investments, Inc., a Delaware corporation (together with the AMID Borrower, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, to that Second Amended and Restated Credit Agreement, dated as of March 8, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Original Credit Agreement”), among the Borrowers, the Company, the Lenders party thereto, and the Administrative Agent.

The Amendment amends the Original Credit Agreement to, among other things:

•	extend the maturity date of the Original Credit Agreement from September 5, 2019 to December 16, 2020;

•	lower the threshold of Net Cash Proceeds from Dispositions that trigger mandatory prepayments;

•	amend the terms regarding reductions of commitments by requiring mandatory commitment reductions for certain Asset Sales;

•	amend certain covenants in the Original Credit Agreement to permit specified transactions;

•	eliminate certain exceptions to the Restricted Payments covenant;

•	require a minimum Consolidated Interest Coverage Ratio of not less than 1.50:1.00 at the end of any fiscal quarter;

•

provide for a maximum Consolidated Total Leverage Ratio as follows: for the fiscal quarter ending June 30, 2019, no greater than 6.00:1.00; for the fiscal quarter ending September 30, 2019, no greater than 5.25:1.00; and for the fiscal quarter ending December 31, 2019 and thereafter, no greater than 5.00:1.00;

•

provide for a maximum Consolidated Secured Leverage Ratio as follows: for the fiscal quarter ending June 30, 2019, no greater than 3.50:1.00; for the fiscal quarter ending September 30, 2019, no greater than 2.75:1.00; and for the fiscal quarter ending December 31, 2019 and thereafter, no greater than 2.50:1.00; and

•	add a consolidated liquidity covenant that requires liquidity to be greater than $40,000,000 at all times.

Any capitalized terms used but not defined herein have the meanings ascribed thereto in the Amendment or the Original Credit Agreement, as the context may require.

Item 7.01 Regulation FD Disclosure.

On July 23, 2019, the New York Stock Exchange (the “NYSE”) filed a Form 25, Notification of Removal From Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common units representing limited partner interests (the “Common Units”) from the NYSE. The Company expects the securities to be delisted from the NYSE on August 2, 2019. In addition, the Company intends to file a Form 15 with the SEC to suspend its reporting obligations under Section 13(a) and 15(d) of the Exchange Act with respect to the Common Units on August 2, 2019. Upon filing the Form 15, the Company will no longer file reports with the SEC and the Company intends to provide a link to a secure data room to satisfy its ongoing reporting obligations to holders of the Company’s 8.500% Senior Notes due 2021. A link to the secure data room and the Company’s 2019 K-1 information will be available at the Company’s new website: www.3cmidstream.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2019	THIRD COAST MIDSTREAM, LLC

	By	/s/ Christopher B. Dial
Name: Christopher B. Dial
Title: Senior Vice President and General Counsel